UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2016

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2016, Mr. John Gildea resigned as the Company’s Chief Executive Officer, and Mr. David Cutler has agreed to act as interim Chief Executive Officer. The Company intends to begin a search for a replacement Chief Executive Officer in the near future.

Item 8.01 Other Events.

Israel Tentory Garcia Litigation.

On April 6, 2016, the Company was informed by its counsel in Mexico that the Court ruled against the Company’s Mexican subsidiary, US Precious Metals SA de CV, in connection with the Israel Tentory Garcia litigation. The Court ruled that the plaintiffs in the litigation, including Mr. Tentory, are entitled to a return of the concession at issue (Solidaridad I) due to the Company’s failure to pay $1 million to the plaintiffs on or before 2009. The Company intends to appeal this recent order by filing an appeal brief with the same court in Mexico City. The appeal will be filed on this date (today) by our Mexican counsel. During the appellate process, the Company will not be required to take any action to transfer the Solidaridad I concession to the plaintiffs. In our appellate brief, we will make a number of claims including the fact that plaintiffs had no concession rights to assign under the March 2003 agreement as their concession expired 16 months earlier, we independently obtained the rights to a new (and current) concession from the Mexican government in July 2003 and the agreement is ambiguous as to the payment requirement ($1 million) in 2009.

By way of background, the plaintiffs obtained the exploration rights to the concession known as Solidaridad I from the Mexican government on November 24, 1996. These exploration rights expired on November 23, 2001 under the terms of the concession from the government and as prescribed by the governing statute. On March 13, 2003, we entered into an agreement with the plaintiffs pursuant to which they sold their rights to this (expired) concession to our Mexican subsidiary. In July 2003 (16 months after the plaintiffs’ concession right expired), our Mexican subsidiary applied for and obtained a new exploration and exploitation concession from the Mexican government covering Solidaridad I. The new concession expires July 2053.

As we previously disclosed, we were served with this current lawsuit from Mr. Israel Tentory Garcia along with seven other plaintiffs on June 12, 2014. The lawsuit was filed in a commercial court in Mexico City. In April 2012, Mr. Tentory, individually, filed his original action against us. That action was dismissed by the court in May 2013.

Please refer to the prior disclosures by the Company with respect to this matter, including the Company’s Form 10-Q filed on April 23, 2012, the Company’s Form 8-K filed on May 21, 2013 and the Company’s Form 8-K filed on June 18, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

/s/ David Cutler
Name: David Cutler
Title: Chief Financial Officer
Date: April 11, 2016